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                                                                   Exhibit 10.22


                     AMENDED AND RESTATED DEFERRAL AGREEMENT

         This Amended and Restated Deferral Agreement (this "Deferral Agreement") made as of the 1st day of January, 2002 by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer"), and IRA B. LAMPERT (the "Executive").

         The Executive has been the Chairman and Chief Executive Officer of the Employer since July 1994. The Executive and the Employer entered into a Deferral Agreement dated as of May 1, 1997 (the "Prior Agreement") in order to make provisions to permit the Executive to defer the payment of certain compensation in connection with that employment.

         The Executive and the Employer have also entered into an amended and restated employment agreement dated as of May 1, 1997, which has been further amended from time to time (as so restated and amended, the "Employment Agreement").

         In consideration of the premises and the mutual covenants hereinafter contained, the Prior Agreement is hereby amended and restated in its entirety to read as follows:


                        Article I. Deferred Compensation

         1. The Employer agrees to defer the payment of certain compensation earned by the Executive during each calendar year, and such deferred compensation shall be paid to the Executive as hereinafter provided. The amount of compensation to be deferred in respect of any year shall be that portion or all of the Executive's annual compensation including salary, cash bonus and/or any other compensation earned during such year as the Executive elects to defer by written notice given to the Employer prior to the first day of such year; provided, however, that:

         (a) with respect to compensation paid in 1997 after the execution of an election made pursuant to the Prior Agreement, such election may be made within 30 days of the execution of the Prior Agreement;

         (b) (i) with respect to a cash bonus paid in relation to any prior fiscal year ended on or about June 30, 2001 or prior thereto, such election may be made prior to the last day of the fiscal year to which the bonus relates;

                  (ii) with respect to a cash bonus to be paid in relation to any fiscal year ending on or about June 30, 2002 or thereafter, such election may be made either: (i) on or before the last day of the calendar year in which the bonus is to be paid, provided that the election is made at least 90 days before the bonus becomes payable; or (ii) prior to the last day of the fiscal year to which the bonus relates;

         (c) with respect to any increase in the Executive's annual salary made during the year and payable after an election made pursuant to this Deferral Agreement, such election may be made within 30 days of the date when the amount and effective date of the increase are first made known to the Executive; and

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         (d) with respect to any compensation newly awarded to the Executive during the year and payable after an election made pursuant to this Deferral Agreement, such election may be made within the later of: (i) 30 days from the date when the amount and effective date of the new compensation are first made known to the Executive; or (ii) 30 days before any portion of such compensation will first be earned by the Executive.

         2. The Employer shall establish and credit to a special account on its books (hereinafter referred to as an "Account") the amount of deferred compensation specified pursuant to paragraph 1 of this Article I. The Employer shall keep separate Accounts for deferred compensation in respect of particular years to the extent necessary to account for differing elections and designations hereunder regarding investments, benefit distributions and beneficiaries for such years. If a portion or all of the Executive's annual salary for a year is deferred under paragraph 1, one-twelfth (or in the case of 1997, a fraction, the denominator of which is 1 and the numerator of which is the number of full months remaining in 1997 that are covered by the election) of such deferred amount shall be credited to the appropriate Account on the last day of each month during such year. If a portion or all of the Executive's bonus for a year is deferred under paragraph 1, such deferred amount shall be credited to the appropriate Account on the later of: (a) the last day of the month in which the Executive would have received the bonus in cash had he not elected the deferral under paragraph 1; or (b) five business days after the Company received the Executive's election to defer such bonus (or a portion thereof).

         3. The balance in each Account shall be deemed for purposes of this Deferral Agreement to be invested and reinvested in such securities, investments, instruments or insurance policies as the Executive, in his sole discretion, shall direct from time to time, by one day advance written notice given to the Employer or its designee. With the consent of the Employer, the Executive may, by giving written notice to the Employer or its designee, authorize an investment manager to make the directions specified in the preceding sentence. Any investment direction or change of investment direction shall be deemed made on the first business day after the day of the Employer's or its designee's, as the case may be, receipt of the Executive's or the investment manager's, as the case may be, written notice of investment direction. Any such investment direction shall remain in effect until affirmatively changed by a subsequent investment direction given in the same manner, provided that the proceeds of any investment which matures shall be deemed to be reinvested in such money market account as the Employer may determine and thereafter until a new investment direction is made with respect to such proceeds. Notwithstanding the foregoing, no such deemed investment shall, in the Employer's reasonable judgment, impose upon the Employer administrative burdens or financial costs which are inappropriate in view of all of the circumstances. If no applicable investment direction is given on or before the date on which an amount is credited to an Account, such amount shall be initially invested in such money market account as the Employer may reasonably determine. The Employer, in its discretion and on such terms as it decides, may waive, or reduce the period of, any notice required under this paragraph.


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         For the avoidance of doubt, the Employer in its sole discretion shall determine the manner in which the balances in each Account are actually invested and whether or not to actually invest the balances at all. Regardless of whether any such investment is actually made by the Employer, the investments and reinvestments shall be "deemed" to have been made as described in the preceding paragraph and the balances in each Account shall be increased or decreased pursuant to paragraph 5 of this Article I, as though such investments and reinvestments had actually been made.

         4. Title to and beneficial ownership of any direct or indirect investments the Employer may make in connection with this Deferral Agreement (including the transfer of funds to a selected investment manager for discretionary investment and reinvestment in such investments by such investment manager or the transfer of funds to a so-called rabbi trust) shall at all times remain with the Employer, and the Executive and his designated beneficiary or beneficiaries shall not have any property interest whatsoever in such investments.

         5. At the end of every month, each Account shall be increased or decreased by (a) in the case of each investment actually made directly or indirectly by the Employer with respect to such Account, the net amount of all income, gain or loss earned or sustained, whether realized or unrealized, with respect to such investment, and (b) in the case of each deemed investment with respect to such Account, the net amount of all income, gain or loss which would have been earned or sustained, whether realized or unrealized, had the balance in the Account in fact been invested and reinvested in such investment. Each Account shall also be charged with all payments or other distributions with respect to such Account and with all fees and expenses (including brokerage fees) with respect to such Account, in the case of investments actually made, at the rates actually paid and, in the case of investments deemed to have been made, at the rates which would have been paid had the investments actually been made.


                        Article II. Benefit Distributions

         1. The balance in each Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or (b) annual installment payments over such period of years as may be designated by the Executive. The Executive's election and designation referred to in the previous sentence with respect to an Account shall be made by a written notice to the Employer at the time of his deferral election for the year or years to which the Account relates. The Executive may make different elections and designations with respect to the deferred compensation of each year, with any such different elections and designations accounted for through the creation of separate Accounts as contemplated by paragraph 2 of Article I. In the event that the Executive fails to make an election pursuant to this paragraph 1 with respect to an Account, except as otherwise provided in Article IV and paragraph 5 of this
Article II the balance in such Account shall be paid to the Executive in one lump-sum payment within 30 days of the termination of the Executive's employment with the Employer.



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         2. All payments to be made pursuant to paragraph 1 of this Article II with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, and (b) to the extent investments have actually been made by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment.

         3. For purposes of determining the amount of a payment referred to in paragraph 1 of this Article II with respect to an Account, (a) the balance in such Account shall be adjusted by the Employer in the manner provided in paragraph 5 of Article I not more than five trading days preceding such payment,
(b) the amount of such payment shall be reduced by the amount of any expenses actually incurred or deemed to have been incurred in connection with the sale or deemed sale of investments required to make such payment ("selling expenses"), and (c) if the installment method is elected with respect to any year, the amount of each installment shall be equal to the balance in the appropriate Account as of the date of payment (as adjusted pursuant to clause (a) of this sentence), divided by the number of annual installments remaining, including the installment then being paid, and then reduced by the amount of any applicable selling expenses.

         4. Except as provided in this paragraph 4, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraph 1 of this Article II with respect to an Account or, in the event of his failure to make such an election or designation, the default provisions of paragraph 1. Provided that a modification election is made at least 12 months prior to it becoming effective, the Executive may:

         (a) delay the date on which a lump-sum payment from such Account shall be made;
         (b) accelerate the date on which distributions from any Account shall commence;
         (c) change the form of payment from such Account from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;
         (d) change the form of payment from such Account from annual installments to a lump-sum payment which shall be paid at the time designated by the Executive;
         (e) delay the commencement of annual installment payments from such Account; or
         (f) increase the period of years during which annual installments shall be made out of such Account.

         5. Notwithstanding any other provision of this Deferral Agreement to the contrary and notwithstanding any elections made by the Executive, in the event of the termination of the Executive's employment with the Employer for any reason prior to the Executive's attainment of age 65, the balance in each Account shall be paid to the Executive in one lump-sum payment within 30 days of such termination.



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         6. Notwithstanding any other provision of this Deferral Agreement to the contrary and notwithstanding any elections made by the Executive, the Executive may require the immediate distribution to the Executive of all or a portion of the balances in the Accounts less any amounts required by paragraph 8 of this Article II and subject to a penalty equal to ten percent (10%) of the amount to be distributed pursuant to this paragraph (prior to withholding required by paragraph 8). Such penalty amount shall be deemed forfeited and no longer payable to the Executive.

         7. Notwithstanding any other provision of this Deferral Agreement to the contrary, in the event the Executive is determined to be subject to federal income tax on any balance in an Account prior to the time of distribution hereunder, an amount equal to the federal, state and local taxes (including any interest and penalties) owed on such taxable amount, shall be distributed from such Account and paid to the Executive. A balance in an Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the Internal Revenue Service addressed to the Executive which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) a written opinion by the Employer's tax counsel, addressed to the Employer, to the effect that the balance in an Account is subject to federal income tax prior to distribution.

         8. Employer is authorized to withhold from any payments made hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.


                              Article III. Hardship

         The Employer may, in its sole discretion, distribute all or a portion of the balances in the Accounts to the Executive upon a demonstration by the Executive of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article III shall be limited to the amount necessary to satisfy such financial need.


                        Article IV. Death and Disability

         1. Notwithstanding any other provision of this Deferral Agreement to the contrary and notwithstanding any elections made by the Executive, in the event of the Executive's death prior to the payment of all of the balances in the Accounts the Employer shall pay, not later than 30 days following the Executive's death, all remaining balances in the Accounts in one lump-sum to the beneficiary or beneficiaries designated by the Executive in a writing filed by the Executive with the Employer or, in the absence of such a beneficiary designation, to the Executive's estate.

         2. Notwithstanding any other provision of this Deferral Agreement to the contrary and notwithstanding any elections made by the Executive, in the event of the Executive's Disability (as defined in Section 1(i) of the Employment Agreement) prior to the payment of all of the balances in the Accounts the Employer shall pay all remaining balances in the Accounts in one lump-sum to the Executive not later than 30 days following the Executive's Disability.


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                          Article V. Claims Procedures

         1. At any time the Employer makes a determination adverse to the Executive or his beneficiary with respect to a claim for payment, the Employer shall notify the claimant in writing of such determination, setting forth:

                  (a)      the specific reason for such determination;
                  (b) a reference to the specific provision or provisions of this Deferral Agreement on which such determination is based;
                  (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and
                  (d) an explanation of the rights and procedures set forth in this Article V.

Except as to the amounts provided for in paragraph 8 of Article II and the penalty provided for in paragraph 6 of Article II, amounts due to the Executive hereunder may not be offset by the Employer against amounts claimed to be due from the Executive to the Employer, whether by withholding by the Employer of payment or by assertion by the Employer of defenses, claims, counterclaims or setoffs in a litigation commenced by either party with respect to this Agreement or any other matters; provided, however, that the Employer shall have the right to raise any such defenses, claims, counterclaims or setoffs in a separate action.

         2. A person who receives notice of an adverse determination by the Employer with respect to a claim may request, within 60 days of receipt of such notice, that the Employer review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Employer. The Employer shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of this Deferral Agreement on which the decision is based. A copy of the ruling shall be forwarded to the claimant.


                            Article VI. Miscellaneous

         1. Benefits provided in this Deferral Agreement will not be subject to garnishment, attachment, or assignment, or any other legal process by creditors of the Executive or any person or persons designated as beneficiaries of this Deferral Agreement or any other payee of the benefits provided herein, except as specifically provided herein.

         2. The Executive and his beneficiaries shall have the status of unsecured creditors of the Employer and this Deferral Agreement constitutes a mere promise by the Employer to make benefit payments as required by Article II, III and IV.


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         3. This Deferral Agreement creates no rights in the Executive to continue in the employment of the Employer for any length of time, nor does it create any rights in the Executive or his beneficiaries nor any obligations on the part of the Employer, other than those specifically provided herein.

         4. This Deferral Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

         5. The waiver by any party of any term of this Deferral Agreement on any occasion shall not be deemed to be a further or continuing waiver of any such term.

         6. Written notices which the Executive must provide to the Employer under this Deferral Agreement (including, but not limited to, deferral elections, investment directions, benefit distribution elections and beneficiary designations) shall be addressed to the Employer at: 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021; attention: Senior Financial Officer.

         7. This Deferral Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida without giving effect to principles governing choice of law.

         8. This Deferral Agreement may be terminated or amended only by a writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, this Deferral Agreement has been duly executed by the Employer and by the Executive as of the day and year first above written.

Witness:                                      CONCORD CAMERA CORP.


/s/ Rita Occhionero                           By: /s/ Harlan I. Press
-----------------------------                    -----------------------------
                                                 Harlan I. Press, Vice President
                                                    and Treasurer
Witness:

/s/ Diane L. Micciche                            /s/ Ira B. Lampert
-----------------------------                    -----------------------------
                                                 IRA B. LAMPERT



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